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                                                                  Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Metris Companies Inc.:


We consent to the use of our report dated January 21, 1998 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the prospectus.

/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 22, 1998